Exhibit 10.18

FIRST AMENDMENT TO PROFESSIONAL SERVICES AGREEMENT

This FIRST AMENDMENT TO PROFESSIONAL SERVICES AGREEMENT (this “Amendment”) is made as of September __, 2022, by and between Ascend One Corporation, a Maryland corporation (“Ascend One”) and Nava Health MD, LLC, a Delaware limited liability company (“Nava”).

RECITALS

WHEREAS, Ascend One and Nava are parties to that certain Professional Services Agreement dated April 1, 2022 (the “PSA”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the PSA;

WHEREAS, Section 10 of the PSA provides that the PSA may be amended only if such amendment is in writing and is signed by each of Ascend One and Nava; and

WHEREAS, Ascend One and Nava desire to amend the PSA as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to PSA.

a.	Following the last sentence of Section 11 of the PSA, the following is hereby inserted as Section 12 thereof:

“12. Covenant Not To Compete. Commencing on the Effective Date, Ascend One agrees that it shall not, and shall not permit any of its respective partners, officers, directors, employees, agents, or consultants (each, an “Ascend One Affiliate”) to, directly or indirectly: (i) provide or attempt to provide any services whatsoever to any enterprise engaged in the provision of services similar to or the same as those provided by or which may be offered by Nava or any sucessor corporation; or (ii) intentionally interfere in any material respect with any relationships (whether formed prior to or after the Effective Date) between Nava and any third party (with respect to an entity, whether such entity was formed prior to or after the Effective Date).

Commencing on the Effective Date, Ascend One and each Ascend One Affiliate shall not, directly or indirectly, (i) solicit, entice, divert, or take away, or attempt to solicit, entice, divert or take away, any clients, customers, vendors, suppliers or any other individual or entity who has established or is seeking to establish a business relationship with Nava for purposes of diverting their business or services from Nava, or (ii) take any action that is designed or intended to have the effect of discouraging any supplier, vendor, customer, employee or contractor from working with Nava or from maintaining the same business relationship with Nava after the Effective Date that such supplier, vendor, customer, employee or contractor maintained with Nava prior to the Effective Date.”

b.	The following is hereby inserted as a new Section 2.3 of the PSA:

“2.3 Assignment of Technology.

(a) Ascend One hereby irrevocably conveys, transfers, and assigns to Nava, and Nava hereby accepts, all of Ascend One’s right, title, and interest in and to the Assigned Technology, on a worldwide basis, and any and all claims and causes of action with respect to the Assigned Technology, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, misappropriation, or violation.

(b) “Assigned Technology” means the Nava Client, the Vitality Plans, and other technology owned by Ascend One that relates to Nava.

(c) Upon Nava’s reasonable request, Ascend One shall take such steps and actions, and provide such cooperation and assistance to Nava and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Assigned Technology to Nava, or any assignee or successor thereto.

(d) To the extent any copyrights are assigned under this Section 2.3, Ascend One hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Ascend One may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” with respect to the Assigned Technology.”

c.	Section 4.2 of the PSA is hereby replaced in its entirety with the following:

“4.2 Surviving Provisions and Obligations. The following provisions shall survive any termination of this Agreement: Sections 2.3, 4.2, 5 (including all subsections thereof), 6, 7, 9, 10, and 11. Any payment obligation arising under this Agreement that has accrued prior to the termination or expiration of this Agreement shall survive such termination.”

2. Conflicts; No Other Amendment. In the event of a conflict between the provisions of this Amendment and the provisions of the PSA, the provisions of this Amendment shall control. Except as expressly set forth in this Amendment, the provisions of the PSA remain in full force and effect, unmodified, in accordance with their terms.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Facsimile and electronically scanned signatures shall be sufficient as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date hereof.

ASCEND ONE CORPORATION

By:	/s/ Bernaldo Dancel
Name:	Bernaldo Dancel
Title:	CEO

NAVA HEALTH MD, LLC

By:	/s/ CC Jacques
Name:	CC Jacques
Title:	CFO

[Signature Page to Amendment to PSA]